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                                  EXHIBIT 23B

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Number 33-35815 on Form S-8 dated July 13, 1990, and in the Registration Statement Number 33-35816 on Form S-8 dated July 13, 1990, and in the Registration Statement Number 33-35817 on Form S-8 dated July 13, 1990, and in the Registration Statement Number 33-42452 on Form S-8 dated August 29, 1991, of our report dated March 2, 1995, with respect to the consolidated financial statements and schedule of Liqui-Box Corporation included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 30, 1995.


/s/ Ernst & Young LLP
Columbus, Ohio
March 26, 1996